Consent of Independent Auditors



We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated January 23, 2001 on the financial statements and financial highlights of Principal Investors Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).

                                                               Ernst & Young LLP

Des Moines, Iowa
June 8, 2001